EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Class A Shares, of MDC Partners, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: March 15, 2017

The Goldman Sachs Group, Inc.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

Goldman, Sachs & Co.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

Broad Street Principal Investments, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

StoneBridge 2017, L.P

By:	Bridge Street Opportunity Advisors, L.L.C. its General Partner

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

StoneBridge 2017 Offshore, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C. its General Partner

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

Bridge Street Opportunity Advisors, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact